[ENTITY NAME]




AMENDED AND RESTATED
BY-LAWS

As Adopted December 14, 2009



TABLE OF CONTENTS


PAGE

ARTICLE I - Meetings of Holders  	1

	Section 1.1	Records at Holder Meetings  	1
	Section 1.2	Inspectors of Election  	1

ARTICLE II - Officers  		2

	Section 2.1	Officers of the Trust  	2
	Section 2.2	Election and Tenure  	2
	Section 2.3	Removal of Officers  	2
	Section 2.4	Bonds and Surety  	2
	Section 2.5	Chairman, President and Vice
Presidents  	2
	Section 2.6	Secretary  	3
	Section 2.7	Treasurer  	3
	Section 2.8	Other Officers and Duties  	3

ARTICLE III - Shares of Beneficial Interest  	4

	Section 3.1	Transfer of Shares  	4
	Section 3.2	Transfer Agent and Registrar;
Regulations 	4
	Section 3.3	Closing of Transfer Books and
Fixing Record Date  	4
	Section 3.4	Record Owner of a Share	4

ARTICLE IV - Limitation of Liability and Indemnification  	4

	Section 4.1	Limitation of Liability 	4
	Section 4.2	Indemnification of Trustees and
Officers  	5
	Section 4.3	Indemnification of Holders	6

ARTICLE V - Miscellaneous  	6

	Section 5.1	Depositories  	6
	Section 5.2	Signatures  	6
	Section 5.3	Seal 	6
	Section 5.4	Distribution Disbursing Agents and
the Like  	7

ARTICLE VI -- Regulations; Amendment of By-Laws  	7

	Section 6.1	Regulations  	7
	Section 6.2	Amendment and Repeal of By-Laws
	7




AMENDED AND RESTATED
BY-LAWS

OF

[ENTITY NAME]



		These Amended and Restated By-Laws are
made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing [ENTITY NAME] (the "Trust"), dated December 14, 2009 as from time to time amended (the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Meetings of Holders

		Section 1.1.  Records at Holder Meetings.
At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Share owned by such Holder on such record date.

		Section 1.2.  Inspectors of Election.  In
advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint Inspectors of Election. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Shares Vote shall determine whether one or three
Inspectors of Election are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any individual appointed as an Inspector of Election fails to appear or fails or refuses to so act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the individual acting as chairman of the meeting. The Inspectors of Election shall determine the Share owned by each Holder, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and shall do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or its proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.



ARTICLE II

Officers

		Section 2.1.  Officers of the Trust.  The
officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same individual. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. The Chairman shall be a Trustee, but no other officer of the Trust, including the President, need be a Trustee.

		Section 2.2.  Election and Tenure.  At the
initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, the President, the Secretary, the Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officer at any time.

		Section 2.3.  Removal of Officers.  Any
officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

		Section 2.4.  Bonds and Surety.  Any officer
may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

       Section 2.5.  Chairman, President and Vice
Presidents.

       a.	Chairman.  The Trustees may appoint from
among their number a Chairman. The Chairman shall preside at meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so. The Chairman may in his discretion preside at any meeting of the Holders, and may delegate such authority to another Trustee or officer of the Trust. The Chairman shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office.

       b.	President and Vice Presidents.  Subject to such
supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the event that the Chairman does not preside at a meeting of the Holders or delegate such power and authority to another Trustee or officer of the Trust, the President or his designee shall preside at such meeting. The President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power to attend, to act and to vote, on behalf of the Trust, at any meeting of any business organization in which the Trust holds an interest, or to confer such powers upon any other person, by executing any proxies duly authorizing such person. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

		Section 2.6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and the Executive Committee, if any. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary. The Secretary shall be custodian of the seal of the Trust, if any, and (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Massachusetts corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

		Section 2.7.  Treasurer.  Except as
otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order and shall deposit all funds of the Trust as may be ordered by the Trustees or the President. The
Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Investment Adviser or the Administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

		Section 2.8. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer and assistant officer shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing. Each officer, employee and agent of the Trust shall have such other duties and authorities as may be conferred upon him by the Trustees or delegated to him by the President.



ARTICLE III

Shares of Beneficial Interest


		Section 3.1.  Transfer of Shares.  Transfers
of a Share or portion of a Share of beneficial interest of the Trust, if permitted, shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent. The Trustees may impose restrictions upon the transfer of the shares of the Trust.

		Section 3.2.  Transfer Agent and Registrar;
Regulations. The Trust may, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the Shares or portions of Shares of beneficial interest of the Trust may be directly transferable.
The Trust may, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such Shares shall be registered. The principal transfer agent may be located within or without the Commonwealth of Massachusetts and shall have charge of the Share transfer books, lists and records, which shall be kept within or without Massachusetts in an office which shall be deemed to be the Share transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Trust.

		Section 3.3.  Closing of Transfer Books and
Fixing Record Date. The Trustees may fix in advance a time which shall be not more than seventy-five (75) days before the date of any meeting of Holders, or the last day on which the consent or dissent of Holders may be effectively expressed for any purpose, as the record date for determining the Holders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to give such consent or dissent, and in such case only Holders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.


		Section 3.4.  Record Owner of a Share.  The
Trust shall be entitled to treat the person in whose name any Share of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person.

ARTICLE IV

Limitation of Liability and Indemnification

		Section 4.1. Limitation of Liability. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

		Section 4.2. Indemnification of Trustees and Officers. The Trust shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or has been a Trustee, officer, employee or agent of the Trust, or is or has been serving at the request of the Trust as a Trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that:

(a) 	such person acted in good faith and in a
manner he reasonably believed to be in or not opposed to the best interests of the Trust,

(b) 	with respect to any criminal action or
proceeding, he had no reasonable cause to believe his conduct was unlawful,

(c) 	unless ordered by a court, indemnification
shall be made only as authorized in the
specific case upon a determination that
indemnification of the Trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above and not the standard of conduct set forth in (e) below, such determination to be made based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (i) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (ii) by independent legal counsel in a written opinion,

(d) 	in the case of an action or suit by or in the
right of the Trust to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust unless and only to the extent that the court in which such action or suit is brought, or a court of equity in the county in which the Trust has its principal office, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, and

(e) 	no indemnification or other protection shall
be made or given to any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

	Expenses (including attorneys' fees) incurred with respect to any claim, action, suit or proceeding of the character described in the preceding paragraph shall be paid by the Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized by this Article, provided that either:

(1) 	such undertaking is secured by a surety
bond or some other appropriate security
provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

(2) 	a majority of the Disinterested Trustees
acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

	As used in this Section 2, a "Disinterested Trustee" is one who is not (i) an "Interested Person", as defined in the Act, of the Trust (including Anyone who has been exempted from being an "Interested Person" by any rule, regulation, or order of the Securities and Exchange Commission), or (ii) involved in the claim, action, suit or proceeding.

	The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

		Section 4.3. Indemnification of Holders. In case any Holder or former Holder shall be held to be personally liable solely by reason of his being or having been a Holder and not because of his acts or omissions or for some other reason, the Holder or former Holder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Holder, assume the defense of any claim made against any Holder for any act or obligation of the Trust and satisfy any judgment thereon.

ARTICLE V

Miscellaneous

		Section 5.1. Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Investment Adviser or the Administrator) as the Trustees may from time to time authorize.

		Section 5.2.  Signatures.  All contracts and
other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

		Section 5.3. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts corporation.




Section 5.4. Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

ARTICLE VI

Regulations; Amendment of By-Laws

		Section 6.1.  Regulations.  The Trustees
may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of a Share, or portion thereof, of the Trust.

		Section 6.2.  Amendment and Repeal of By-
Laws. In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

		The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust.


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